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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of Viragen, Inc. for the registration of 24,678,416 shares of its common stock and to the incorporation by reference therein of our report dated September 9, 2003 (except for Note R as to which the date is September 29, 2003), with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                    Certified Public Accountants


Fort Lauderdale, Florida
July 8, 2004